Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-1

(Form Type)

Firefly Neuroscience, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share		2,760,579(2)			0.00015310

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(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock reported by The Nasdaq Stock Market LLC on July 15, 2025.

(2)	Represents up to: (i) 547,737 shares of Common Stock (the “March 2025 Units Offering Shares”) issued pursuant to the private placement subscription agreement (the “March 2025 Subscription Agreement”), dated as of March 28, 2025, by and between us and certain March 2025 Units Offering subscribers (the “Subscribers”); (ii) 547,737 shares of Common Stock issuable upon the exercise of purchase warrants to purchase Common Stock (the “March 2025 Units Offering Warrants”) issued in the March 2025 Units Offering; (iii) 25,958 shares of Common Stock issuable upon the exercise of purchase warrants (the “Finder’s Warrants”) issued to Canaccord Genuity Corp. (“Canaccord”) and Research Capital Corporation (“Research Capital”), pursuant to the finder’s fee agreement, dated as of January 31, 2025, by and between us and Canaccord and the finder’s fee agreement, dated as of February 3, 2025, by and between us and Research Capital; (iv) 16,666 shares of Common Stock issued to National Bank as compensation for the financial advisory services provided by Wellington-Altus (the “Wellington-Altus Shares”); (v) 122,407 shares of Common Stock issued to BPY Limited pursuant to the Letter Agreement (the “BPY Letter Agreement”), dated as of April 18, 2025, by and between us and BPY Limited (the “BPY Shares”); (vi) 217,593 shares of Common Stock issued to Nomis Bay Ltd. pursuant to the Letter Agreement (the “Nomis Bay Letter Agreement”), dated as of April 18, 2025, by and between us and Nomis Bay Ltd. (the “Nomis Bay Shares”); (vii) 21,000 shares of Common Stock issued to Ian McLean pursuant to the Mutual Release and Settlement Agreement (the “Settlement Agreement”), dated as of April 18, 2025, and a related Private Placement Subscription Agreement (the “Subscription Agreement”), dated as of April 18, 2025, with Ian McLean (“McLean”) and 1128526 Alberta Ltd. (“1128526 Alberta”), an entity controlled by McLean (the “McLean Parties Settlement Shares”); (viii) 3,333 shares of Common Stock issued to Midwood Advisors in consideration for consulting services rendered (the “Midwood Advisors Shares”); (ix) 44,932 shares of Common Stock issuable upon the exercise of the Series A performance warrant (the “Spiro’s Warrant”) issued to Alex Spiro, pursuant to the consulting agreement, dated as of March 16, 2024, by and between us and Alex Spiro (the “Spiro Consulting Agreement”); (x) 340,000 shares of Common Stock issued to the investors in the June 2025 Units Offering (the “June 2025 Units Offering Shares”); (xi) 60,000 shares of Common Stock issuable upon the exercise of the June 2025 Units Offering Pre-Funded Warrant; (xii) 400,000 shares of Common Stock issuable upon the exercise of the $3.50 Warrants; (xiii) 400,000 shares of Common Stock issuable upon the exercise of the $4.00 Warrants; (xiv) 5,000 shares of Common Stock issued to Charlotte Baumeister, pursuant to the share issuance and release of liability agreement (the “Share Issuance and Release of Liability Agreement”) dated as of June 11, 2025, by and between us and Charlotte Baumeister (the “Baumeister Shares”); and (xv) 8,216 shares of Common Stock issued to Jason DuBraski, pursuant to the separation agreement and release (the “Separation Agreement and Release”) dated as of June 11, 2025, by and between us and Jason DuBraski (the “DuBraski Shares”).

(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Select Market on July 15, 2025 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common stock, $0.0001 par value per share(1)	2,559,645(2)	$8,920,362.83	S-1	333-282357	February 5, 2025

Equity	Common stock, $0.0001 par value per share(1)	4,534,666(3)	$16,166,084.29	S-1	333-284782	February 13, 2025

(1)	No registration fee is payable in connection with these shares that were previously registered under (i) the registration statement on Form S-1 (No. 333-282357), initially filed by the Registrant on Form S-1 on September 27, 2024 and declared effective on February 5, 2025 (as subsequently amended, the “First Prior Registration Statement”) and (ii) the registration statement on Form S-1 (No. 333-284782), initially filed by the Registrant on February 7, 2025, and declared effective on February 13, 2025 (as subsequently amended, the “Second Prior Registration Statement,” together with the First Prior Registration Statement, the “Prior Registration Statements”), because such shares are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to each of the First Prior Registration Statement and the Second Prior Registration Statement, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

(2)	Represents an aggregate of 2,559,645 shares of common stock registered for resale by the selling securityholders named in the First Prior Registration Statement, consisting of (A) 670,985 shares of Common Stock, which include: (i) 209,613 shares of Common Stock issued upon the conversion of certain shares of Series C Preferred Stock, par value $0.0001 per share, issued to the investors in a series of private placement transactions as part of the Series C units (the “Series C Financing”), which such units consist of shares of Series C Preferred Stock and warrants (the “Series C Warrants”) to purchase shares of Common Stock (the “Series C Units”) and (ii) 461,372 shares of Common Stock previously issued by Private Firefly after the Effectiveness Date (as defined below); (B)(i) 319,207 shares of Common Stock (the “PIPE Shares”) issued to the investors in a private placement transaction (the “Private Placement” and such investors, the “PIPE Investors”) pursuant to that certain Securities Purchase Agreement, dated as of July 26, 2024, by and among us and the PIPE Investors, (ii) up to 504,323 shares of Common Stock issuable upon the exercise of the pre-funded warrants (the “Pre-Funded Warrants”) issued to the PIPE Investors, and (iii) up to 823,530 shares of Common Stock issuable upon the exercise of the private placement warrants (the “Warrants”) issued to the PIPE Investors; (C) up to 168,071 shares of Common Stock issuable upon the exercise of the Series C Warrants issued to the investors in the Series C Financing; (D) up to 61,866 shares of Common Stock issuable upon the exercise of certain Series D Warrants issued to certain consultants of the Company for prior consulting services rendered (the “Series D Warrants”); and (E) up to 11,663 shares of Common Stock issuable upon the exercise of warrants issued to certain brokers as compensation in connection with certain transactions consummated prior to the Merger (as defined below) (the “Broker Warrants”). If securities previously registered under the First Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

(3)	Represents an aggregate of 4,534,666 shares of common stock registered for resale by the selling securityholders named in the Second Prior Registration Statement, consisting of (A) 800,000 shares of Common Stock, issuable upon conversion of a convertible promissory note of the Company dated December 20, 2024, in the principal amount of $2,400,000, at an assumed an initial conversion price of $3.00 per share (the “December 2024 Note”); (B) up to 800,000 shares of Common Stock, issuable upon exercise of a common stock purchase warrant of the Company dated December 20, 2024, at an initial exercise price of $4.00 per share (the “December 2024 Warrant”); and (C) up to 2,934,666 share of Common Stock, that we may, in our sole discretion, elect to sell to Arena Business Solutions Global SPC II, Ltd, an exempted company with limited liability incorporated under the laws of Cayman Islands (“Arena”), from time to time after the date of this prospectus, pursuant to that Purchase Agreement, dated as of December 20, 2024, by and between us and Arena (the “ELOC Purchase Agreement”). If securities previously registered under the Second Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.